UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 12, 2010, John A. Orwin, who is 45 years old, was appointed President and Chief Operating Officer of Affymax, Inc. (the “Company”). In this position, Mr. Orwin will receive salary of $420,000 and will be eligible for a target bonus of up to 50% of base salary based on performance (combined weighting of 80% on achievement of corporate objectives and 20% on individual objectives).  On April 12, 2010, Mr. Orwin was granted an option for 220,000 shares at an exercise price of $22.70 per share, the closing price of the Company’s common stock as reported by the NASDAQ global market.

Under the terms of the employment agreement with Mr. Orwin, if Mr. Orwin is terminated without cause or he resigns following a material reduction in duties or compensation or other events constituting constructive termination, he will receive the following severance benefits: (i) a lump sum cash payment equal to 9 months of such officer’s then annual base salary, (ii) reimbursement of up to 12 months of COBRA premiums, and (iii) the right to exercise any vested stock option shares that have been granted to him until the earlier of one year following the date of termination or the expiration of the term of any such option.

In the event of a change of control of the Company and involuntary termination within 12 months, Mr. Orwin will receive the following severance benefits: (i) a lump sum cash payment equal to 15 months of his then current annual base salary, (ii) a lump sum cash payment equal to one and one-quarter (1.25) times his annual target bonus potential for the year in which the acquisition occurs, (iii) reimbursement for up to 12 months of COBRA premiums, (iv) acceleration of vesting of all outstanding options, and (v) the right to exercise any such stock options until the earlier of one year following the date of termination or the expiration of the term of any such option. The Company and Mr. Orwin have agreed to reduce severance benefits in certain circumstances to achieve the best after-tax result for Mr. Orwin.

Mr. Orwin is eligible to participate in other compensation plans and programs available to employees and officers of the Company. All elements of compensation are in accordance with the Executive Compensation Program described in the Company’s 2010 Proxy Statement.

On April 12, 2010, the Company issued a press release announcing the appointment of Mr. Orwin. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits:

Exhibit No.	Description
99.1	Press Release entitled “ Affymax Names John A. Orwin President and Chief Operating Officer” , dated April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: April 13, 2010	By:	Paul B. Cleveland

Paul B. Cleveland Executive Vice President, Corporate Development and Chief Financial Officer